                                                                   Exhibit 10.10

                                 $15,000,000.00



                           LOAN AND SECURITY AGREEMENT

                                  by and among

                                 PHYMATRIX CORP.
                       PHYMATRIX DIAGNOSTIC IMAGING, INC.
                       PHYMATRIX MANAGEMENT COMPANY, INC.

                                  ("Borrower")

                                       and

                               HCFP FUNDING, INC.

                                   ("Lender")











                                 March 12, 1999
                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of March 12, 1999 by and between PHYMATRIX CORP., a Delaware corporation ("PhyMatrix"), PHYMATRIX DIAGNOSTIC IMAGING, INC., a Delaware corporation, and PHYMATRIX MANAGEMENT COMPANY, INC., a Delaware corporation (collectively with the preceding entities, "Borrower"), and HCFP FUNDING, INC., a Delaware corporation ("Lender").



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                                    RECITALS

         A. Borrower desires to establish certain financing arrangements with and borrow funds from Lender, and Lender is willing to establish such arrangements for and make loans and extensions of credit to Borrower, on the terms and conditions set forth below.

         B. The parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

         NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, unless otherwise specified, all references to "Sections" shall be deemed to refer to Sections of this Agreement, and the following terms shall have the meanings set forth below:

         SECTION 1.1. ACCOUNT. "Account" means any right to payment for Medical Services, whether or not evidenced by an Instrument or Chattel Paper, and whether or not earned by performance.

         SECTION 1.2. ACCOUNT DEBTOR. "Account Debtor" means any Person obligated on any Account of Borrower, including without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

         SECTION 1.3. AFFILIATE. "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person including without limitation their stockholders and any Affiliates of such stockholders. A Person shall be deemed to control a corporation or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

         SECTION 1.4. AFFILIATED BORROWERS. "Affiliated Borrowers" means, collectively, the Affiliated Services Borrowers and the Affiliated SMO Borrowers.

         SECTION 1.5. AFFILIATED LOAN AGREEMENTS. "Affiliated Loan Agreements" means, collectively, the Affiliated Services Loan Agreement and the Affiliated SMO Loan Agreement.

         SECTION 1.6. AFFILIATED LOAN DOCUMENTS. "Affiliated Loan Documents" means, collectively, the Affiliated Services Loan Documents and the Affiliated SMO Loan Documents.


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         SECTION 1.7 AFFILIATED SERVICES BORROWERS. "Affiliated Services
Borrowers" means the entities listed on SCHEDULE 1.7.

         SECTION 1.8. AFFILIATED SERVICES LOAN AGREEMENT. "Affiliated Services Loan Agreement" means that certain Loan and Security Agreement dated as of even date with this Agreement and made by and among Lender and PhyMatrix and the Affiliated Services Borrowers, as it may be amended, modified or supplemented from time to time.

         SECTION 1.9. AFFILIATED SERVICES LOAN DOCUMENTS. "Affiliated Services Loan Documents" means the Affiliated Services Loan Agreement, and each and every other document now or hereafter delivered in connection with the Affiliated Services Loan Agreement, as any of them may be amended, modified, or supplemented from time to time.

         SECTION 1.10. AFFILIATED SMO BORROWERS. "Affiliated SMO Borrower" means the entities listed on SCHEDULE 1.10.

         SECTION 1.11. AFFILIATED SMO LOAN AGREEMENT. "Affiliated SMO Loan Agreement" means that certain Loan and Security Agreement dated as of even date with this Agreement and made by and among Lender and PhyMatrix and the Affiliated SMO Borrowers, as it may be amended, modified or supplemented from time to time.

         SECTION 1.12. AFFILIATED SMO LOAN DOCUMENTS. "Affiliated SMO Loan Documents" means the Affiliated SMO Loan Agreement, and each and every other document now or hereafter delivered in connection with the Affiliated SMO Loan Agreement, as any of them may be amended, modified, or supplemented from time to time.

         SECTION 1.13. AGREEMENT. "Agreement" means this Loan and Security Agreement, as it may be amended or supplemented from time to time.

         SECTION 1.14. BASE RATE. "Base Rate" means a rate of interest equal to one percent (1%) above the "Prime Rate of Interest."

         SECTION 1.15. BORROWED MONEY. "Borrowed Money" means any obligation to repay money, any indebtedness evidenced by notes, bonds, debentures or similar obligations, any obligation under a conditional sale or other title retention agreement and the net aggregate rentals under any lease which under GAAP would be capitalized on the books of Borrower.

         SECTION 1.16. BORROWER. "Borrower" has the meaning set forth in the Preamble.

         SECTION 1.17. BORROWING BASE. "Borrowing Base" has the meaning set forth in Section 2.1(d).

         SECTION 1.18. BORROWING BASE CERTIFICATE. "Borrowing Base Certificate" means a certificate substantially in the form of EXHIBIT D.



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         SECTION 1.19. BUSINESS DAY. "Business Day" means any day on which financial institutions are open for business in the State of Maryland, excluding Saturdays and Sundays.

         SECTION 1.20. BUSINESS PLAN. "Business Plan" means the business plan of PMC as delivered and reviewed by Lender prior to the date of this Agreement.

         SECTION 1.21. CHANGE OF CONTROL. "Change of Control" means that, during any period, individuals who at the beginning of the period constituted the board of directors of PhyMatrix (together with any new directors whose election by that board of directors or whose nomination for election by the stockholders of PhyMatrix was approved by two-thirds of the directors of PhyMatrix then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors of PhyMatrix then in office.

         SECTION 1.22. CHATTEL PAPER. "Chattel Paper" has the meaning set forth in the Uniform Commercial Code.

         SECTION 1.23. CLOSING; CLOSING DATE. "Closing" and "Closing Date" have the meanings set forth in Section 5.3.

         SECTION 1.24. COLLATERAL. "Collateral" has the meaning set forth in
Section 3.1.

         SECTION 1.25. COMMITMENT FEE. "Commitment Fee" has the meaning set forth in Section 2.4(a).

         SECTION 1.26. CONCENTRATION ACCOUNT. "Concentration Account" has the meaning set forth in Section 2.3.

         SECTION 1.27. CONTROLLED GROUP. "Controlled Group" means a "controlled group" within the meaning of Section 4001(b) of ERISA.

         SECTION 1.28. COST REPORT SETTLEMENT ACCOUNT. "Cost Report Settlement Account" means an "Account" owed to Borrower by a Medicaid/Medicare Account Debtor pursuant to any cost report, either interim, filed or audited, as the context may require.

         SECTION 1.29. DEFAULT RATE. "Default Rate" means a rate per annum equal to four percent (4%) above the then applicable Base Rate.

         SECTION 1.30. ERISA. "ERISA" has the meaning set forth in Section 4.12.

         SECTION 1.31. EVENT OF DEFAULT. "Event of Default" and "Events of Default" have the meanings set forth in Section 8.1.

         SECTION 1.32. GAAP. "GAAP" means generally accepted accounting principles applied in a consistent manner.



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         SECTION 1.33. GENERAL INTANGIBLES. "General Intangibles" has the
meaning set forth in the Uniform Commercial Code.

         SECTION 1.34. GOODS. "Goods" has the meaning set forth in the Uniform Commercial Code.

         SECTION 1.35. GOVERNMENTAL AUTHORITY. "Governmental Authority" means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

         SECTION 1.36. GUARANTY. "Guaranty" means that certain Unconditional Guaranty of Payment and Performance made by Borrower, the Affiliated Services Borrowers and the Affiliated SMO Borrowers with respect to this Agreement and the Affiliated Loan Agreements in favor of Lender and dated as of even date with this Agreement.

         SECTION 1.37. HAZARDOUS MATERIAL. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any Governmental Authority.

         SECTION 1.38. HIGHEST LAWFUL RATE. "Highest Lawful Rate" has the meaning set forth in Section 2.7.

         SECTION 1.39. INSTRUMENTS. "Instruments" has the meaning set forth in the Uniform Commercial Code.

         SECTION 1.40. INSURER. "Insurer" means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with Borrower to compensate Borrower for providing Medical Services to a Patient.

         SECTION 1.41. LENDER. "Lender" means HCFP Funding, Inc., a Delaware corporation.

         SECTION 1.42. LOCKBOX ACCOUNT. "Lockbox Account" means an account maintained by Borrower at the Lockbox Bank into which all collections of Accounts are paid directly.

         SECTION 1.43. LOAN. "Loan" has the meaning set forth in Section 2.1(a).

         SECTION 1.44. LOAN DOCUMENTS. "Loan Documents" means and includes this Agreement, the Note, the Lockbox Agreement, the Guaranty and each and every other document now or hereafter delivered in connection therewith, as any of them may be amended, modified, or supplemented from time to time.

         SECTION 1.45. LOAN MANAGEMENT FEE. "Loan Management Fee" has the meaning set forth in Section 2.4(c).

         SECTION 1.46. LOCKBOX. "Lockbox" has the meaning set forth in Section 2.3.



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         SECTION 1.47. LOCKBOX AGREEMENT. "Lockbox Agreement" has the meaning set forth in Section 2.3.

         SECTION 1.48. LOCKBOX BANK. "Lockbox Bank" has the meaning set forth in
Section 2.3.

         SECTION 1.49. MATERIAL ADVERSE EFFECT. "Material Adverse Effect" means
(i) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of PMC, (ii) a material impairment of the ability of Borrower and the Affiliated Borrowers as a whole to perform any of their material obligations under the Loan Documents and the Affiliated Loan Documents, taken as a whole, or (iii) a material adverse effect upon any material portion of the Collateral under this Agreement or the Affiliated Loan Agreements, or upon the legality, validity, binding effect or enforceability of any Loan Document against any Borrower or any other Person (other than Lender) obligated on any Loan Document.

         SECTION 1.50. MAXIMUM LOAN AMOUNT. "Maximum Loan Amount" has the meaning set forth in Section 2.1(a).

         SECTION 1.51. MEDICAID/MEDICARE ACCOUNT DEBTOR. "Medicaid/ Medicare Account Debtor" means any Account Debtor which is (i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or
(iii) any agent, carrier, administrator or intermediary for any of the foregoing.

         SECTION 1.52. MEDICAL SERVICES. "Medical Services" means Medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by Borrower which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by Borrower to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

         SECTION 1.53. NOTE. "Note" has the meaning set forth in Section 2.1(c).

         SECTION 1.54. OBLIGATIONS. "Obligations" has the meaning set forth in
Section 3.1.

         SECTION 1.55. PATIENT. "Patient" means any Person receiving Medical Services from Borrower and all Persons legally liable to pay Borrower for such Medical Services other than Insurers.

         SECTION 1.56. PERMITTED LIENS. "Permitted Liens" means: (a) liens for taxes not delinquent, or which are being contested in good faith and by appropriate proceedings which suspend the collection of such liens, and in respect of which adequate reserves have been made, if required by GAAP (provided that such proceedings do not, in Lender's reasonable discretion, involve any substantial danger of the sale, loss or forfeiture of such property or assets or any interest therein);

(b) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (d) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection of such liens and in respect of which adequate reserves have been made, if required by GAAP (provided that such proceedings do not, in Lender's reasonable discretion, involve any substantial danger of the sale, loss or forfeiture of such property or assets or any interest therein); (e) liens and encumbrances in favor of Lender; and (f) liens set forth on SCHEDULE 1.51.

         SECTION 1.57. PERSON. "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

         SECTION 1.58. PLAN. "Plan" has the meaning set forth in Section 4.12.

         SECTION 1.59. PMC. "PMC" means PhyMatrix Corp. and its direct and indirect subsidiaries, on a consolidated basis.

         SECTION 1.60. PREMISES. "Premises" has the meaning set forth in Section 4.14.

         SECTION 1.61. PRIME RATE OF INTEREST. "Prime Rate of Interest" means that rate of interest designated as such by Fleet National Bank of Connecticut, N.A., or any successor thereto, as the same may from time to time fluctuate.

         SECTION 1.62. PROHIBITED TRANSACTION. "Prohibited Transaction" means a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Internal Revenue Code.

         SECTION 1.63. QUALIFIED ACCOUNT. "Qualified Account" means an Account of Borrower generated in the ordinary course of Borrower's business from the sale of goods or rendition of Medical Services which Lender, in its sole credit judgment, deems to be a Qualified Account. Without limiting the generality of the foregoing, no Account shall be a Qualified Account if: (a) the Account or any portion of the Account is payable by an individual beneficiary, recipient or subscriber individually and not directly to Borrower by a Medicaid/Medicare Account Debtor or commercial medical insurance carrier acceptable to Lender in its sole discretion; (b) the Account remains unpaid more than one hundred twenty
(120) days past the claim or invoice date (but in no event more than one hundred thirty-five (135) days after the applicable Medical Services have been rendered); (c) the Account is subject to any defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind; (d) any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged; (e) if the Account arises from the sale of goods by Borrower, the sale was not an absolute sale, or the sale was made on consignment or on approval or on a sale-or-return basis, or the sale was made subject


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to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee; (f) if the Account arises from the performance of services, the services have not been actually been performed or the services were undertaken in violation of any law; (g) the Account is subject to a lien other than a Permitted Lien; (h) Borrower knows or should have known of the bankruptcy, receivership, reorganization, or insolvency of the Account Debtor; (i) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (j) the Account is an Account of an Account Debtor having its principal place of business or executive office outside the United States; (k) the Account Debtor is an Affiliate or Subsidiary of Borrower; (l) more than ten percent (10%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are outstanding more than one hundred fifty (150) days past their invoice date; (m) fifty percent (50%) or more of the aggregate unpaid Accounts from any single Account Debtor are not deemed Qualified Accounts under this Agreement; (n) the total unpaid Accounts of the Account Debtor, except for a Medicaid/Medicare Account Debtor, exceed twenty percent (20%) of the net amount of all Qualified Accounts (including Medicaid/Medicare Account Debtors); (o) any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached; or (p) the Account fails to meet such other specifications and requirements which may from time to time be established by Lender in its reasonable credit judgment in accordance with its customary lending practices and notice of which shall have been given to Borrower at lease five (5) days prior to the effective date.

         SECTION 1.64. RECEIVABLES-RELATED COLLATERAL. "Receivables-Related Collateral" means those items of Collateral described in Section 3.1 (a) through
(d) and in Section 3.1(h) as related to or proceeding from such items of Collateral.

         SECTION 1.65. REPORTABLE EVENT. "Reportable Event" means a "reportable event" as defined in Section 4043(b) of ERISA.

         SECTION 1.66. REVOLVING CREDIT LOAN. "Revolving Credit Loan" has the meaning set forth in Section 2.1(b).

         SECTION 1.67. TANGIBLE COLLATERAL. "Tangible Collateral" means those items of Collateral described in Section 3.1(e) and (f) and in Section 3.1(h) as related to or proceeding from such items of Collateral.

         SECTION 1.68. TERM. "Term" has the meaning set forth in Section 2.8.

         SECTION 1.69. UNIFORM COMMERCIAL CODE. "Uniform Commercial Code" means the Uniform Commercial Code, as amended and in effect in the State of Maryland.

         SECTION 1.70. USAGE FEE. "Usage Fee" has the meaning set forth in
Section 2.4 (b).

                                   ARTICLE II

                                      LOAN

         SECTION 2.1.  TERMS.

                  (a) The maximum aggregate principal amount of credit extended by Lender to Borrower under this Agreement (the "Loan") that will be outstanding at any time is Fifteen Million and No/100 Dollars ($15,000,000.00) (the "Maximum Loan Amount"). Notwithstanding the foregoing, the maximum aggregate principal amount of Revolving Credit Loans made by Lender to Borrower under this Agreement and to the Affiliated Borrowers under the Affiliated Loan Agreements shall not at any time exceed Thirty Million and No/100 Dollars ($30,000,000.00) (the "Overall Maximum Loan Amount").

                  (b) The Loan shall be in the nature of a revolving line of credit, and shall include sums advanced and other credit extended by Lender to or for the benefit of Borrower from time to time under this Article II (each a "Revolving Credit Loan") up to the lesser of (i) the Maximum Loan Amount and
(ii) the Borrowing Base submitted in connection with such request. The outstanding principal balance of the Loan may fluctuate from time to time, will be reduced by repayments made by Borrower (which may be made without penalty or premium), and will be increased by future Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower, and shall be due and payable in full upon the expiration of the Term. For purposes of this Agreement, any determination as to whether there is ability within the Borrowing Base for advances or extensions of credit shall be made by Lender in the exercise of its reasonable lender's discretion and shall be final and binding upon Borrower.

                  (c) At Closing, Borrower shall execute and deliver to Lender a promissory note evidencing Borrower's unconditional obligation to repay Lender for Revolving Credit Loans, advances, and other extensions of credit made under the Loan, in the form of EXHIBIT A to this Agreement (the "Note"), dated the date of this Agreement, payable to the order of Lender in accordance with the terms of such Note. The Note shall bear interest from the date of such Note until repaid, with interest payable monthly in arrears on the first Business Day of each month, at a rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate, provided that after an Event of Default has occurred and is continuing, such rate shall be equal to the Default Rate. Each Revolving Credit Loan, advance and other extension of credit shall be deemed evidenced by the Note, which is deemed incorporated into and made a part of this Agreement by this reference.

                  (d) Subject to the terms and conditions of this Agreement, advances under the Loan shall be made against a borrowing base equal to eighty percent (80%) of Qualified Accounts due and owing to Borrower from any Account Debtor (the "Borrowing Base").

         SECTION 2.2. LOAN ADMINISTRATION. Borrowings under the Loan shall be as follows:

                  (a) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, not later than 2:00 p.m. Eastern time one (1) Business Day prior to the proposed borrowing date; PROVIDED, HOWEVER, that no such request may be made at a time when there exists an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

                  (b) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(i) shall be disbursed by Lender by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

                  (c) All Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower shall constitute one general Obligation of Borrower, and shall be secured by Lender's lien upon all of the Collateral.

                  (d) Lender shall enter all Revolving Credit Loans as debits to a loan account in the name of Borrower and shall also record in said loan account all payments made by Borrower on any Obligations and all proceeds of Collateral which are indefeasibly paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower under or in connection with this Agreement. All collections into the Concentration Account pursuant to Section 2.3 shall be applied first to fees, costs and expenses due and owing under the Loan Documents, then to interest due and owing under the Loan Documents, and then to principal outstanding with respect to Revolving Credit Loans.

                  (e) Lender will account to Borrower monthly with a statement of Revolving Credit Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each accounting is received by Borrower. Such notice shall be deemed an objection to those items specifically objected to in such accounting.

                  (f) So long as no Event of Default has occurred and is continuing (including, without limitation, the bottom line availability under the Borrowing Base being lower than the outstanding principal balance under this Agreement), proceeds of collections received by Lender on Accounts shall be made immediately available to Borrower as additional extensions of credit under this Agreement without any need for Borrower to request such extension of credit. Borrower's ability to receive such automatic extensions of credit is expressly conditioned on Borrower's submitting to Lender a Borrowing Base Certificate at least weekly during the Term.

         SECTION 2.3. COLLECTIONS, DISBURSEMENTS, BORROWING AVAILABILITY, AND LOCKBOX. Borrower shall maintain a lockbox account (the "Lockbox") with NationsBank, N.A. (South) or another financial institution mutually acceptable to Borrower and Lender (the "Lockbox Bank"), subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a Lockbox Agreement substantially in the form attached as EXHIBIT B (the "Lockbox Agreement"), and such other agreements related thereto as Lender may reasonably require. Borrower shall ensure that all collections of Accounts from entities that become Account Debtors after the date of this Agreement are paid directly from such Account Debtors into the Lockbox, and that, so long as any Obligations are outstanding, all funds paid into the Lockbox are immediately transferred into a depository account maintained by Lender at Bank One Arizona, N.A. or U.S. Bank N.A., as determined by Lender in its sole discretion and communicated to Borrower (the "Concentration Account"). Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 2.3 to reduce the outstanding indebtedness under the Loan (in accordance with Section 2.2(d)). Future Revolving Credit Loans, advances and other extensions of credit shall be made by Lender under the conditions set forth in this Article II. To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the Lockbox but are received by Borrower, such collections shall be held in trust for the benefit of Lender and remitted within one (1) Business Day, in the form received, to the Lockbox Bank for transfer to the Concentration Account immediately upon receipt by Borrower. Collections from entities that are Account Debtors on or before the date of this Agreement may continue to be received directly by Borrower but shall be remitted to the Concentration Account within one (1) Business Day after such receipt. Borrower acknowledges and agrees that its compliance with the terms of this Section 2.3 is essential, and that if Lender reasonably determines that Borrower has failed to comply with any such terms, Lender shall give Borrower five (5) days written notice of such noncompliance. If the noncompliance is not cured within such five-day period, Lender shall be entitled to assess a noncompliance fee, which shall operate to increase the Base Rate by up to two percent (2%) per annum during any period of noncompliance. Lender shall be entitled to assess such fee whether or not an Event of Default is declared or otherwise occurs. Notwithstanding the foregoing, the failure by Borrower to transmit or cause to be transmitted to the Lockbox an aggregate of up to $100,000.00 in any calendar quarter shall not be deemed to be noncompliance with this Section. All funds transferred from the Concentration Account for application to Borrower's indebtedness to Lender shall be applied to reduce the Loan balance, but for purposes of calculating interest shall be subject to a five (5) Business Day clearance period. If as the result of collections of Accounts pursuant to the terms and conditions of this Section 2.3 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower upon written request at any time or times for so long as no Event of Default exists and is continuing. Notwithstanding anything to the contrary elsewhere in this Agreement, with respect to any physician practices that are still owned by PMC on June 11, 1999, Borrower agrees to promptly notify Account Debtors to pay directly to the Lockbox all collections on Accounts generated by such practices and to execute such documents and take such other actions as may be reasonably necessary to ensure that all such collections are so paid to the Lockbox.

         SECTION 2.4.  FEES.

                  (a) Upon execution of this Agreement, Borrower shall unconditionally pay to Lender the balance owing on a commitment fee equal to one percent (1%) of the Maximum Loan Amount (the "Commitment Fee"), provided that the aggregate Commitment Fees paid under this Agreement and the Affiliated Loan Agreements shall not exceed one percent (1%) of the Overall Maximum Loan Amount.

                  (b) For so long as the Loan is available to Borrower, Borrower shall pay to Lender a minimum usage fee (the "Usage Fee") equal to one-fortieth of one percent (0.025%) of the average amount by which the Maximum Loan Amount exceeds the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding month. The Usage Fee shall be payable monthly in arrears on the first Business Day of each successive calendar month.

                  (c) For so long as the Loan is available to Borrower, Borrower unconditionally shall pay to Lender a monthly loan management fee (the "Loan Management Fee") equal to one-sixteenth of one percent (0.0625%) of the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding month. The Loan Management Fee shall be payable monthly in arrears on the first day of each successive calendar month.

                  (d) Borrower shall pay to Lender all reasonable out-of-pocket audit fees in connection with audits of Borrower's books and records and such other matters as Lender shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Lender of a request for payment thereof to Borrower. So long as no Event of Default has occurred and is continuing, such audits shall occur no more than four (4) times in a calendar year.

                  (e) Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, of proceeds of Revolving Credit Loans made by Lender to Borrower pursuant to this Agreement, and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of Obligations.

         SECTION 2.5. PAYMENTS. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of
(i) subject to the provisions of Section 3.7, the receipt by Borrower of any proceeds of any of the Collateral, to the extent of such proceeds, (ii) the occurrence of an Event of Default in consequence of which the Loan and the maturity of the payment of the Obligations are accelerated under Section 8.2, or
(iii) the termination of this Agreement pursuant to Section 2.8; PROVIDED, HOWEVER, that if any advance made by Lender in excess of the Borrowing Base shall exist at any time, Borrower shall, immediately upon demand, repay such overadvance. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first Business Day of each month (for the immediately preceding month), computed on the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which the Loan and the maturity of the payment of the Obligations are accelerated under Section 8.2, or
(iii) the termination of this Agreement pursuant to Section 2.8 under this Agreement. Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Loan, all other charges and any other obligations of Borrower under this Agreement, shall be made to Lender to the Concentration Account, in immediately available funds.

         SECTION 2.6. USE OF PROCEEDS. The proceeds of Lender's advances under the Loan shall be used to make funds available to certain physicians that provide services to Borrower on an independent contractor basis, and for other general business purposes.

         SECTION 2.7. INTEREST RATE LIMITATION. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision under this
Agreement: (i) the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the "Highest Lawful Rate"), and any excess shall be promptly credited to Borrower by Lender (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to Borrower by Lender); (ii) neither Borrower nor any other Person now or hereafter liable under this Agreement shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (iii) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrower to Lender shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under the Note exceeds the Highest Lawful Rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Agreement under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then Borrower agrees to pay to Lender an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect, and (y) the amount of interest accrued in accordance with the other provisions of this Agreement.

         SECTION 2.8.  TERM.

                  (a) Subject to Lender's right to cease making Revolving Credit Loans to Borrower upon or after any Event of Default, this Agreement shall be in effect for a period of three (3) years from the Closing Date, unless terminated as provided in Section 2.8(c) or Section 8.3(a) (the "Term"), and this Agreement may be renewed for one-year periods thereafter upon the mutual written agreement of the parties. Notwithstanding the foregoing, the parties acknowledge their expectation that this Agreement will be terminated prior to the end of the Term as a result of the disposition by Borrower of physician practices and other business operations in accordance with the Business Plan.

                  (b) Notwithstanding anything in this Agreement to the contrary, Lender may terminate this Agreement upon and during the occurrence of an Event of Default after giving five (5) Business Days' prior written notice to Borrower.

                  (c) Upon at least sixty (60) days prior written notice to Lender (the "Termination Notice Period"), Borrower may terminate this Agreement during the Term, provided that, if the termination is due to an unaffiliated third party paying off the Obligations, then, at the effective date of such termination, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other Obligations owing under the terms of this Agreement and any other Loan Documents) as liquidated damages for the loss of bargain and not as a penalty, an amount equal to (i) three percent (3%) of the Maximum Loan Amount if the effective date of such termination by Borrower is on or before the first annual anniversary of the Closing Date, (ii) two percent (2%) of the Maximum Loan Amount if the effective date of such termination by Borrower is after the first annual anniversary of the Closing Date and on or before the second annual anniversary of the Closing Date, and (iii) one percent (1%) of the Maximum Loan Amount if the effective date of such termination is after the second annual anniversary of the Closing Date and before the date that is thirty (30) days before the end of the Term.

                  (d) All of the Obligations shall be immediately due and payable at the end of the Term (the "Termination Date"); provided, however, that notwithstanding anything in Section 2.8(c) to the contrary, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the Termination Notice Period. All undertakings, agreements, covenants, warranties, and representations of Borrower contained in the Loan Documents shall survive any such termination, and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding any such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds. Notwithstanding the foregoing, Lender acknowledges that certain items of Tangible Collateral may be released from Lender's liens from time to time in accordance with the provisions of
Section 3.7.

                  (e) Notwithstanding any provision of this Agreement which makes reference to the continuance of an Event of Default, nothing in this Agreement shall be construed to permit Borrower to cure an Event of Default following the lapse of the applicable cure period, and Borrower shall have no such right in any instance unless specifically granted in writing by Lender.

         SECTION 2.9. JOINT AND SEVERAL LIABILITY; BINDING OBLIGATIONS. Each entity comprising Borrower and executing this Agreement on behalf of Borrower shall be jointly and severally liable for all of the Obligations. In addition, each entity comprising Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon each individual entity comprising Borrower, and shall be binding upon all such entities when taken together.

                                   ARTICLE III

                                   COLLATERAL

         SECTION 3.1. GENERALLY. As security for the payment of all liabilities of Borrower to Lender pursuant to the Loan Documents, including without limitation: (i) indebtedness evidenced under the Note, repayment of Revolving Credit Loans, advances and other extensions of credit, all fees and charges owing by Borrower, and all other liabilities and obligations of every kind or nature whatsoever of Borrower to Lender pursuant to the Loan Documents, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including but not limited to any extensions, modifications, substitutions, increases and renewals thereof, all as may be due under or related to this Agreement and the other Loan Documents, (ii) the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights under this Agreement and in the following property in accordance with the terms of this Agreement, and (iii) the payment of all expenses incurred by Lender in connection therewith (collectively, the "Obligations"), and as further security for the payment and performance of the obligations of Affiliated Borrowers under the Affiliated Loan Agreements, Borrower hereby assigns and grants to Lender a continuing first priority lien on and security interest in, upon, and to the following property (the "Collateral"):

                  (a) All of Borrower's now-owned and hereafter acquired or arising Accounts and all accounts receivable and rights to payment of every kind and description relating to Medical Services, and all of Borrower's contract rights, Chattel Paper, Documents and Instruments with respect thereto, and all of Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, all rights and remedies of an unpaid lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance;

                  (b) All moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special), balances, sums and credits with Lender at any time existing;

                  (c) All of Borrower's now or hereafter acquired deposit accounts into which proceeds of Accounts are deposited, to the extent of such proceeds, including the Lockbox;

                  (d) All of Borrower's now owned and hereafter acquired or arising General Intangibles and other property of every kind and description with respect to, evidencing or relating to its Accounts, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, but solely as each of the same relate to the Accounts;

                  (e) All of Borrower's other general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof;

                  (f) All of Borrower's now owned or hereafter acquired inventory of every description which is held by Borrower for sale or lease or is furnished by Borrower under any contract of service or is held by Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof;

                  (g) All of Borrower's now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof; and

                  (h) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

The Collateral as described above includes both the "Receivables-Related Collateral" and the "Tangible Collateral."

         SECTION 3.2. LIEN DOCUMENTS. At Closing and thereafter as Lender deems necessary in its sole discretion, Borrower shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender in its reasonable discretion):

                  (a) UCC-1 Financing Statements pursuant to the Uniform Commercial Code in effect in the jurisdiction(s) in which Borrower operates, which Lender may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; PROVIDED that a carbon, photographic, or other reproduction or other copy of this Agreement is sufficient as and may be filed in lieu of a financing statement; and

                  (b) Any other agreements, documents, instruments, and writings deemed necessary by Lender or as Lender may otherwise reasonably request from time to time to evidence, perfect, or protect Lender's lien and security interest in the Collateral required under this Agreement.

         SECTION 3.3.  COLLATERAL ADMINISTRATION.

                  (a) All Collateral (except deposit accounts) will at all times be kept by Borrower at its principal office(s) or at such other locations as identified to Lender, all as set forth on SCHEDULE 4.15 and shall not, without at least thirty (30) days notice to Lender, be moved therefrom.

                  (b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall reasonably request a collections report for the preceding period, in form reasonably satisfactory to Lender. In addition, if Accounts in an aggregate face amount in excess of $50,000.00 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Qualified Accounts, Borrower shall notify Lender of such occurrence on the first Business Day following the date on which Borrower first becomes aware of such occurrence, and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. After the occurrence and during the continuance of an Event of Default, if requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of claims, invoices or other information related thereto.

                  (c) After an Event of Default has occurred, and while it is continuing, any of Lender's officers, employees or agents shall have the right, at any time or times thereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

                  (d) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender retains the right at all times after the occurrence of an Event of Default, subject to applicable laws regarding Medicaid/Medicare Account Debtors, to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge reasonable collection costs and expenses, including reasonable attorneys' fees (including both outside and in-house counsel), to Borrower.

         SECTION 3.4. OTHER ACTIONS. In addition to the foregoing, Borrower (i) shall provide prompt written notice to each entity that becomes an Account Debtor at any time following the date of this Agreement that payments on Accounts shall thereafter be made directly to the Lockbox, (ii) after an Event of Default has occurred and is continuing, hereby authorizes Lender to provide written notice to each entity that is then an Account Debtor or thereafter becomes an Account Debtor that Lender has been granted a first priority lien and security interest in, upon and to all Accounts applicable to such Account Debtor, and (iii) shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including but not limited to the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, terminations of financing statements, and any other documents required under this Agreement. At Lender's request, Borrower shall also immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest. Borrower shall, on Lender's demand, deliver to Lender all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral.

         SECTION 3.5. SEARCHES. Before Closing, and thereafter (as and when determined by Lender in its reasonable discretion), Lender shall perform the searches set forth in clauses (a) and (b) below against Borrower (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at Borrower's expense:

                  (a) Uniform Commercial Code searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains its executive offices, a place of business, or assets; and

                  (b) Judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above.

         So long as no Event of Default has occurred and is continuing, Lender agrees to perform such searches no more frequently than quarterly. Borrower shall obtain and deliver to Lender prior to Closing Good Standing certificates showing Borrower to be in good standing in its state of formation and in each other state in which it is doing and currently intends to do business for which qualification is required.

         SECTION 3.6. POWER OF ATTORNEY. After an Event of Default and while it is continuing, Borrower hereby makes, constitutes and appoints each of the officers of Lender as the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (i) endorse the name of Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on Borrower's Accounts; (ii) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Lender under this Agreement; and (iii) after the occurrence of an Event of Default, do such other and further acts and deeds in the name of Borrower that Lender may deem necessary or reasonable to enforce any Account or other Collateral or perfect Lender's security interest or lien in any Collateral.

         SECTION 3.7. RELEASE OF SECURITY INTEREST AND LIENS. Lender shall release its security interest and other liens in, on and to the Collateral when all the Obligations have been paid in full, and Lender will reassign and redeliver (or cause to be reassigned and redelivered) to Borrower, or to such Person as Borrower designates, against receipt, such of the Collateral (if any) assigned by Borrower to Lender (or otherwise held by Lender) as has not been sold or otherwise applied by Lender under the terms of this Agreement and the other Loan Documents and is still held by it under this Agreement of the other Loan Documents, together with appropriate instruments of reassignment and release. Notwithstanding the foregoing, upon the disposition for value by Borrower of Tangible Collateral, Lender agrees, so long as no Event of Default has occurred and is continuing, that it will release its lien(s) on such Collateral and execute any necessary or desirable instruments in connection therewith.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Each entity comprising Borrower represents and warrants to Lender that:

         SECTION 4.1. SUBSIDIARIES. Except as set forth in SCHEDULE 4.1, on the Closing Date, Borrower has no subsidiaries.

         SECTION 4.2. ORGANIZATION AND GOOD STANDING. Each entity comprising Borrower is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of its state of formation, is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the character of the properties owned or leased by it in such jurisdiction or the nature of its business makes such qualification necessary (other than those jurisdictions where the failure to qualify could not reasonably be likely to have a Material Adverse Effect), has the corporate or limited liability company power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business, other than those where the failure to so obtain could not reasonably be likely to have a Material Adverse Effect.

         SECTION 4.3. AUTHORITY. Borrower has full corporate or limited liability company power and authority to enter into, execute, and deliver this Agreement and to perform its obligations under this Agreement, to borrow the Loan, to execute and deliver the Note, and to incur and perform the obligations provided for in the Loan Documents, all of which have been duly authorized by all necessary corporate or limited liability company action. No consent or approval of shareholders or members of, or lenders to, Borrower and no consent, approval, filing or registration with any Governmental Authority is required as a condition to the validity of the Loan Documents or the performance by Borrower of its obligations under the Loan Documents other than those previously obtained.

         SECTION 4.4. BINDING AGREEMENT. This Agreement and all other Loan Documents constitute, and the Note, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms other than (i) applicable bankruptcy, insolvency, reorganization, voidable preference, moratorium or similar laws, and related judicial doctrines, affecting creditors' rights and remedies generally, as in effect from time to time, and (ii) general principles of equity, whether such principles are considered in a proceeding at law or in equity.

         SECTION 4.5. LITIGATION. Except as disclosed in SCHEDULE 4.5, there are no actions, suits, proceedings or investigations pending or, to Borrower's knowledge, threatened against Borrower before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower, could have a Material Adverse Effect. Borrower is not in default with respect to any order of any court, arbitrator, or Governmental Authority applicable to Borrower or its properties.

         SECTION 4.6. NO CONFLICTS. The execution and delivery by Borrower of this Agreement and the other Loan Documents do not, and the performance of its obligations under the Loan Documents will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance upon the property of Borrower under: (i) any provision of Borrower's charter documents; (ii) any provision of any law, rule, or regulation applicable to Borrower other than those provisions the violation of which could not reasonably be likely to have a Material Adverse Effect, or (iii) any of the following: (A) any indenture or other material agreement or instrument to which Borrower is a party or by which Borrower or its property is bound; or (B) any judgment, order or decree of any court, arbitration tribunal, or Governmental Authority having jurisdiction over Borrower which is applicable to Borrower.

         SECTION 4.7. FINANCIAL CONDITION. The annual consolidated financial statements of PMC as of January 31, 1998 audited by PricewaterhouseCoopers and the unaudited financial statements of PMC as of October 31, 1998, certified by the chief financial officer of PMC, which have been delivered to Lender, fairly present the financial condition of PMC and the results of its operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with GAAP. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of PMC as of the dates of such financial statements which are not reflected in such financial statements or in the notes to such financial statements. Except as previously disclosed by Borrower to Lender, there has been no event that could reasonably be likely to have a Material Adverse Effect since October 31, 1998. The federal tax identification number of each entity comprising Borrower is as described on SCHEDULE 4.7.

         SECTION 4.8. NO DEFAULT. Borrower is not in default under or with respect to any material obligation in any respect which could reasonably be likely to have a Material Adverse Effect. No Event of Default has occurred and is continuing under this Agreement.

         SECTION 4.9. TITLE TO PROPERTIES. Borrower has good and marketable title to the Collateral, subject to no lien, pledge, encumbrance or charge of any kind, other than Permitted Liens. Borrower has not agreed or consented to cause any of the Collateral, whether owned now or hereafter acquired or created, to be subject in the future (upon the happening of a contingency or otherwise) to any lien, pledge, encumbrance or charge of any kind other than Permitted Liens.

         SECTION 4.10. TAXES. Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date of this Agreement. All material tax liabilities of Borrower were, as of October 31, 1998 adequately provided for on Borrower's books. No material tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid. Notwithstanding the foregoing, Borrower shall not be, and shall not have been required to pay any tax (other than payroll taxes) so long as the validity or amount of the tax shall be contested in good faith and by appropriate proceedings, demonstrated to the reasonable satisfaction of Lender, by Borrower, and Borrower shall have set aside on its books adequate reserve therefor to the extent required by GAAP; PROVIDED, HOWEVER, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Collateral is not adversely affected thereby and Lender's lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

         SECTION 4.11.  SECURITIES AND BANKING LAWS AND REGULATIONS.

                  (a) The use of the proceeds of the Loan and Borrower's issuance of the Note will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T, or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying "margin stock" within the meaning of those regulations. No part of the proceeds of the Loan under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

                  (b) Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

         SECTION 4.12. ERISA. No employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued pursuant thereto that is maintained by Borrower or under which Borrower could have any material liability under ERISA (a) has failed to meet minimum funding standards established in Section 302 of ERISA, (b) has failed to comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (c) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code, or (d) has been terminated. Borrower has not assumed, or received notice of a claim asserted against Borrower for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan and is not a member of any Controlled Group (as defined in ERISA). Borrower has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates.

         SECTION 4.13. COMPLIANCE WITH LAW. Except as described in SCHEDULE 4.13, Borrower is not in material violation of any statute, rule or regulation of any Governmental Authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls) where the failure to comply would have a Material Adverse Effect. Borrower has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership of its properties and the conduct of its business where the failure to so obtain such licenses, permits, franchises, and other governmental authorizations would have a Material Adverse Effect. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar Governmental Authority and is in full compliance with all applicable rules and regulations of such commissions to the extent noncompliance therewith could reasonably be likely to have a Material Adverse Effect.

         SECTION 4.14. ENVIRONMENTAL MATTERS. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any real property on which the Collateral is located or which is owned, leased or otherwise occupied by Borrower (the "Premises"), or off the Premises as a result of any action of Borrower other than in material compliance with all laws and except as described in SCHEDULE 4.14. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by Borrower, has been disposed of on or off the Premises by or on behalf of Borrower in material compliance with all laws. There are no underground storage tanks present on or under the Premises owned or leased by Borrower. To the best of Borrower's knowledge, no other environmental, public health or safety hazards exist with respect to the Premises.

         SECTION 4.15. PLACES OF BUSINESS. The only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in SCHEDULE 4.15.

         SECTION 4.16. STOCK OWNERSHIP. The identity of each stockholder of record of each entity comprising Borrower (other than PhyMatrix) at the Closing Date, together with the respective ownership percentages held by each such stockholder as of such date, are as set forth on SCHEDULE 4.16. The identity of each current executive officer or director of PhyMatrix known to own five percent (5%) or more of any outstanding class of stock of PhyMatrix, together with the respective ownership percentages held by each such person as of such date, are as set forth on SCHEDULE 4.16.

         SECTION 4.17. BUSINESS INTERRUPTIONS. Within five years before the date of this Agreement, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any casualty, strike, lockout, combination of workers, or order of the United States of America or other Governmental Authority, directed against Borrower. There are no pending or, to Borrower's knowledge, threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against Borrower or its business the effect of which could reasonably be likely to have a Material Adverse Effect.

         SECTION 4.18. NAMES. Within five years before the date of this Agreement, Borrower has not conducted business under or used any other name (whether corporate, partnership or assumed) other than as shown on SCHEDULE
4.18. Borrower is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are Borrower's sales, business, and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate Person or independent Affiliate.

         SECTION 4.19 ACCOUNTS. Lender may rely, in determining which Accounts are Qualified Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                  (a) It is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

                  (b) It arises out of a completed, BONA FIDE rendition of Medical Services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                  (c) It is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of Medical Services, a copy of which has been furnished or is available to Lender;

                  (d) Such Account, and Lender's security interest in such Account is not, and will not (by voluntary act or omission by Borrower), be in the future, subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                  (e) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable under the Accounts from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;

                  (f) To the Borrower's knowledge, (i) the Account Debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;

                  (g) To the Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor under an Account which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

                  (h) It has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any and requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account if due from a Medicaid/Medicare Account Debtor is properly payable directly to Borrower; and

                  (i) Borrower has obtained and currently has all certificates of need, Medicaid and Medicare provider numbers, licenses, permits and authorizations that are necessary in the generation of such Accounts.

         SECTION 4.20. SOLVENCY. Both before and after giving effect to the transactions contemplated by the terms and provisions of this Agreement, (i) PMC owns property whose fair saleable value is greater than the amount required to pay all of PMC's Indebtedness (including contingent debts), (ii) PMC was and is able to pay all of its Indebtedness as such Indebtedness matures, and (iii) PMC had and has capital sufficient to carry on its business and transactions and all business and transactions in which it about to engage. For purposes of this
Section 4.20, the term "Indebtedness" means, without duplication (x) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such PMC as of the date on which

Indebtedness is to be determined, (y) all obligations of any other person or entity which such PMC has guaranteed, and (z) the Obligations.

         SECTION 4.21. COMMISSIONS. The transaction contemplated by this Agreement was brought about by Lender and Borrower acting as principals and without any brokers, agents, or finders being the effective procuring cause. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction.

         SECTION 4.22. INTELLECTUAL PROPERTY. Borrower exclusively owns or possesses all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the current and planned future conduct of its business, without any conflict with the rights of others. A list of all such intellectual property (indicating the nature of Borrower's interest), as well as all outstanding franchises and licenses given by or held by Borrower, is attached as SCHEDULE 4.22. Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights.

         SECTION 4.23. MATERIAL FACTS. Neither this Agreement nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this Agreement or other Loan Document not misleading. There is no fact known to Borrower that adversely affects or in the future may adversely affect the business, operations, affairs or financial condition of Borrower, or any of its properties or assets.

         SECTION 4.24. INVESTMENTS, GUARANTEES, AND CERTAIN CONTRACTS. Borrower does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person, except as described on
SCHEDULE 4.24. Borrower is not a party to any contract or agreement, or subject to any corporate restriction, which adversely affects its business.

         SECTION 4.25 JOINT VENTURES. Borrower is not engaged in any joint venture or partnership with any other Person, except as set forth on SCHEDULE 4.25.

         SECTION 4.26. YEAR 2000 COMPLIANCE.

                  (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally, the "Systems") necessary for Borrower to carry on its business as currently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used before, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error related to date data, specifically including any error relating to, or the product of, date data that represents or refers to different centuries or more than one century.

                  (b) Borrower has: (i) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (iii) to date, implemented that plan in accordance with the timetable in all material respects.


                                    ARTICLE V

                        CLOSING AND CONDITIONS OF LENDING

         SECTION 5.1. CONDITIONS PRECEDENT TO AGREEMENT. The obligation of Lender to enter into and perform this Agreement and to make Revolving Credit Loans is subject to the following conditions precedent:

                  (a) Lender shall have received two (2) originals of this Agreement and all other Loan Documents required to be executed and delivered at or before Closing (other than the Note, as to which Lender shall receive only one original), executed by Borrower and any other required Persons, as applicable.

                  (b) Lender shall have received all searches and good standing certificates required by Section 3.5.

                  (c) Borrower shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.

                  (d) There shall exist no Event of Default and no event which, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default.

                  (e) The representations and warranties contained in Article IV shall be true and correct in all material respects.

                  (f) Lender shall have received copies of all board of directors resolutions of Borrower, and other corporate action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents and the borrowing of the Loan under the Loan Documents, as well as the names and signatures of the officers of Borrower authorized to execute documents on its behalf in connection herewith, all as also certified as of the date of this Agreement by Borrower's chief financial officer, and such other papers as Lender may reasonably require.

                  (g) Lender shall have received a copy of the charter documents of each Borrower, with any amendments to any of the foregoing, certified by the Secretary of State of the state of each such entity's formation, and copies, certified as true, correct and complete by a corporate officer of Borrower, of Borrower's bylaws and all other documents necessary for performance of the obligations of Borrower under this Agreement and the other Loan Documents.

                  (h) Lender shall have received a written opinion of counsel for Borrower, dated the date of this Agreement, substantially in the form of EXHIBIT C.

                  (i) Lender shall have received such financial statements, reports, certifications, and other operational information required to be delivered under this Agreement, including without limitation an initial Borrowing Base Certificate calculating the Borrowing Base.

                  (j) Lender shall have received the remainder of the Commitment Fee.

                  (k) The Lockbox and the Concentration Account shall have been established.

                  (l) Lender shall have received a certificate of Borrower's chief financial officer, dated the Closing Date, certifying that all of the conditions specified in this Section have been fulfilled.

         SECTION 5.2. CONDITIONS PRECEDENT TO ADVANCES. Notwithstanding any other provision of this Agreement, no Loan proceeds, Revolving Credit Loans, advances or other extensions of credit under the Loan shall be disbursed under this Agreement unless the following conditions have been satisfied or waived immediately prior to such disbursement:

                  (a) The representations and warranties on the part of Borrower contained in Article IV of this Agreement shall be true and correct in all material respects at and as of the date of disbursement or advance, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date and except that the references in Section 4.7 to financial statements shall be deemed to be a reference to the then most recent annual and interim financial statements of PMC furnished to Lender pursuant to Section 6.1).

                  (b) No Event of Default or event which, with the giving of notice of the lapse of time, or both, could become an Event of Default shall have occurred and be continuing or would result from the making of the disbursement or advance.

                  (c) Except as set forth in the Business Plan, no event shall have occurred and be continuing with respect to PMC since the date of this Agreement that has had or is likely to have a Material Adverse Effect.

         SECTION 5.3. CLOSING. Subject to the conditions of this Article V, the Loan shall be made available on the date as is mutually agreed by the parties (the "Closing Date") at such time as may be mutually agreeable to the parties upon the execution of this Agreement (the "Closing") at such place as may be requested by Lender.

         SECTION 5.4. WAIVER OF RIGHTS. By completing the Closing under this Agreement, or by making advances under the Loan, Lender does not waive a breach of any representation or warranty of Borrower under this Agreement or under any other Loan Document, and all of Lender's claims and rights resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

         SECTION 5.5. LENDER'S SATISFACTION. All instruments and legal documents and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Lender and its counsel, and Lender shall have received all documents, including records of corporate proceedings and opinions of counsel, which Lender may have requested in connection therewith.



                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Each entity comprising Borrower covenants and agrees that for so long as Borrower may borrow under this Agreement and until payment in full of the Note and performance of all other obligations of Borrower under the Loan
Documents:

         SECTION 6.1. FINANCIAL STATEMENTS AND COLLATERAL REPORTS. PMC will furnish to Lender (i) a collections report and accounts receivable aging schedule on a form acceptable to Lender within fifteen (15) days after the end of each calendar month, which shall include, but not be limited to, a report of credits issued, and collections received; (ii) accounts payable aging schedules within fifteen (15) days after the end of each calendar month; (iii) internally prepared monthly financial statements for PMC, certified by the chief financial officer of PMC, within forty-five (45) days of the end of each calendar month;
(iv) annual audited financial statements for PMC prepared by PricewaterhouseCoopers, or another firm of independent public accountants reasonably satisfactory to Lender, within one hundred thirty-five (135) days after the end of each of PMC's fiscal years; (v) promptly upon receipt thereof, copies of any reports submitted to PMC by the independent accountants in connection with any interim audit of the books of PMC and copies of each management control letter provided to PMC by independent accountants; (vi) as soon as available, copies of all financial statements and notices provided by PMC to all of its stockholders; and (vii) such additional information, reports or statements as Lender may from time to time request. Annual financial statements shall set forth in comparative form figures for the corresponding periods in the prior fiscal year. All financial statements shall include a balance sheet and statement of earnings and shall be prepared in accordance with GAAP (except that unaudited financial statements need not include all necessary notes to financials).

         SECTION 6.2. PAYMENTS UNDER THIS AGREEMENT. Borrower will make all payments of principal, interest, fees, and all other payments required under this Agreement and under the Loan, as and when due.

         SECTION 6.3. EXISTENCE, GOOD STANDING, AND COMPLIANCE WITH LAWS. Borrower will do or cause to be done all things necessary (i) to obtain and keep in full force and effect all corporate existence, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property or the conduct of its business, and comply in all material respects with all applicable current and future laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over Borrower; and
(ii) to maintain and protect the properties used in the conduct of the operations of Borrower, in a prudent manner, including without limitation the maintenance at all times of such insurance upon its insurable property and operations as required by law or by Section 6.6.

         SECTION 6.4. LEGALITY. The making of the Loan and each disbursement or advance under the Loan shall not be subject to any penalty or special tax, shall not be prohibited by any governmental order or regulation applicable to Borrower, and shall not violate any rule or regulation of any Governmental Authority, and all necessary consents, approvals and authorizations of any Governmental Authority to or of any such disbursement or advance that are obtainable by Borrower shall have been obtained.

         SECTION 6.5. TAXES AND CHARGES. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of Borrower and could reasonably be likely to have a Material Adverse Effect; PROVIDED, HOWEVER, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, and Borrower shall have set aside on their books adequate reserve therefor to the extent required by GAAP; and PROVIDED FURTHER, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Collateral is not adversely affected thereby and Lender's lien and priority on the Collateral are not adversely affected, altered or impaired thereby. Notwithstanding the foregoing, Borrower shall timely file all payroll tax reports and timely pay all payroll taxes imposed on Borrower.

         SECTION 6.6. INSURANCE. Borrower will carry adequate public liability and professional liability insurance with responsible companies reasonably satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

         SECTION 6.7. GENERAL INFORMATION. Borrower will furnish to Lender such information as Lender may, from time to time, reasonably request with respect to the business or financial affairs of Borrower, and, from time to time, permit any officer, employee or agent of Lender to visit and inspect any of the properties, and to inspect, audit and make extracts from the minute books, books of account and other records, including management letters prepared by Borrower's auditors, of Borrower, and make copies thereof or extracts therefrom, and to discuss its and their assets, liabilities, business prospects, results of operation, business affairs, finances, and accounts with, and be advised as to the same by, the independent accountants and the employees and officers of Borrower, all at such reasonable times and as often as Lender may reasonably require.

         SECTION 6.8 NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE DEVELOPMENTS. Borrower promptly will notify Lender upon the occurrence of: (i) any Event of Default; (ii) any event which, with the giving of notice or lapse of time, or both, could constitute an Event of Default; (iii) any material adverse event, not reflected or reserved against in the latest set of financial statements that were certified by Borrower's chief financial officer and furnished to Lender;
(iv) any judicial, administrative or arbitration proceeding pending against Borrower, and any judicial or administrative proceeding known by Borrower to be threatened against it which, if adversely decided, could reasonably be likely to have a Material Adverse Effect; (v) any material default claimed by any other creditor for Borrowed Money of Borrower other than Lender; in each case describing the nature of such default and (in the case of notification under clauses (i) and (ii)) the action Borrower proposes to take with respect thereto.

         SECTION 6.9. FINANCIAL RECORDS. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

         SECTION 6.10. COLLECTION OF ACCOUNTS. Borrower shall continue to collect its Accounts in the ordinary course of business, with such changes in collection procedure as are contemplated by this Agreement (e.g., the Lockbox).

         SECTION 6.11. PLACES OF BUSINESS. Borrower shall give thirty (30) days' prior written notice to Lender of any change in the location of any of its places of business, of the places where its records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing, places of business.

         SECTION 6.12. BUSINESS CONDUCTED. Borrower shall continue in the business presently conducted by it using its best efforts to maintain its customers and goodwill. Without at least thirty (30) days' prior written notice to Lender, Borrower shall not engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately prior to the Closing Date, or engage in business or lines of business which are not reasonably related thereto. Notwithstanding the foregoing, if PhyMatrix determines to dispose of physician practices or other operating entities pursuant to the terms of the Business Plan (which shall not include the disposition of any entity engaged in the business of providing site management or clinical research services), then, so long as (i) Borrower notifies Lender of such disposition at least five (5) Business Days before the expected closing date of such disposition, and (ii) no Event of Default has occurred and is continuing under this Agreement or the Affiliated Loan Agreements, and (iii) the proceeds of such disposition will be used to pay down the Obligations attributable to the business being disposed of (as reflected on the most recent Borrowing Base), then Lender shall take all reasonable steps necessary to consent to such disposition(s) and to release its liens on any assets being disposed of in connection with such disposition(s), upon receipt of the disposition proceeds. If an Event of Default has occurred and is continuing, then the proceeds of any such disposition, even if related to Tangible Collateral, shall be used to pay down the Obligation.

         SECTION 6.13. LITIGATION AND OTHER PROCEEDINGS. Borrower shall give prompt notice to Lender of any litigation, arbitration or other proceeding before any Governmental Authority against or affecting Borrower if a judgment, award or decision against Borrower in such proceeding could have a Material Adverse Effect on Borrower's financial condition or operations.

         SECTION 6.14. SUBMISSION OF COLLATERAL DOCUMENTS. Borrower will, on demand of Lender, make available to Lender copies of documents evidencing the providing of Services giving rise to Accounts, a copy of the claim or invoice for each Account and copies of any written contract or order from which the Account arose.

         SECTION 6.15. EMPLOYEE BENEFIT PLANS. Borrower will (i) comply in all material respects with the funding requirements of ERISA with respect to the Plans for its employees, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA; (ii) furnish Lender, promptly after filing the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue Service with respect to all Plans, or which Borrower, or any member of a Controlled Group, may receive from such Governmental Authority with respect to any such Plans, and (iii) promptly advise Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Lender: (i) upon its receipt of notice of the assertion against Borrower of a claim for withdrawal liability; (ii) upon the occurrence of any event which could trigger the assertion of a claim for withdrawal liability against Borrower; and (iii) upon the occurrence of any event which would place Borrower in a Controlled Group as a result of which any member of such Controlled Group (including Borrower) may be subject to a claim for withdrawal liability, whether liquidated or contingent.

         SECTION 6.16. FINANCING STATEMENTS. Borrower shall provide to Lender evidence satisfactory to Lender as to the due recording of termination statements, releases of collateral, and Forms UCC-3, and shall cause to be recorded financing statements on Form UCC-1, duly executed by Borrower and Lender, in all places necessary to release all existing security interests and other liens in the Collateral (other than as permitted hereby) and to perfect and protect Lender's first priority lien and security interest in the Collateral, as Lender may request.

         SECTION 6.17. CASH COLLATERAL. At all times during the term of this Agreement and the Affiliated Loan Agreements, PMC shall maintain aggregate minimum cash collateral of Two Million and No/100 Dollars ($2,000,000.00), unless a higher minimum amount is required pursuant to Section 7.7 (the "Minimum Cash Collateral"). The Minimum Cash Collateral shall be held in one or more bank accounts identified to and approved by Lender in the exercise of its reasonable discretion. Borrower agrees to provide to Lender evidence of the maintenance of the Minimum Cash Collateral at least monthly and more frequently upon Lender's reasonable request. The Minimum Cash Collateral shall be the aggregate cash collateral required by this Agreement and the Affiliated Loan Agreements taken as a whole.

         SECTION 6.18. LICENSURE; MEDICAID/MEDICARE COST REPORTS. Borrower will maintain all certificates of need, provider numbers and licenses necessary to conduct its business as currently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and services. If required, all Medicaid/Medicare cost reports will be properly filed.

         SECTION 6.19. OFFICER'S CERTIFICATES. Together with the monthly financial statements delivered pursuant to clause (iii) of Section 6.1, and together with the audited annual financial statements delivered pursuant to clause (iv) of that Section, Borrower shall deliver to Lender a certificate of its chief financial officer, in form and substance reasonably satisfactory to Lender. The certificate shall state that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the income statements being delivered to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or which is then, or with the passage of time or giving of notice or both, could become an Event of Default, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that so long as Borrower may borrow under this Agreement and until payment in full of the Note and performance of all other obligations of Borrower under the Loan Documents:

         SECTION 7.1.  BORROWING.  Borrower will not:

                  (a) create, incur, assume or suffer to exist any liability for accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are aged more than one hundred eighty (180) days from the billing date or more than sixty (60) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants;

                  (b) create, incur, assume or suffer to exist any liability for Borrowed Money ("Indebtedness") except

                           (i) liabilities created by or pursuant to this
Agreement;

                           (ii) existing Indebtedness on the date of this
Agreement, as set forth on SCHEDULE 7.1, including any extensions or renewals of the Indebtedness (provided that there is no increase in the amount of such Indebtedness or other significant change in the terms of such Indebtedness);

                           (iii) Indebtedness of (A) any direct or indirect
subsidiary of PMC to another subsidiary of PMC, and (B) of PMC to any such subsidiary, in each case where such subsidiary is a Borrower under this Agreement or under one of the Affiliated Loan Agreements;

                           (iv) Indebtedness (A) that is secured by purchase
money security interests not exceeding the lesser of $3,000,000.00 or two percent (2%) of PMC's tangible assets on a consolidated basis, (B) that is incurred in connection with interest rate protection agreements, (C) that is incurred as a result of the assumption of liabilities in an acquisition, and (D) that is expressly subordinated to the Obligations pursuant to written terms reasonably acceptable to Lender, but the aggregate of all such Indebtedness described in this subparagraph shall not at any time exceed $25,000,000.00; PROVIDED, HOWEVER, that so long as PMC's cash balance is and continues to be in excess of the Overall Maximum Loan Amount, the $25,000,000.00 limit may be increased as follows: for each one dollar ($1.00) of such excess, the maximum aggregate Indebtedness may increase by fifty cents ($0.50).

                  (c) except as set forth on SCHEDULE 7.1, make prepayments over $1,000,000 on any existing or future indebtedness for Borrowed Money to any Person (other than Lender, to the extent permitted by this Agreement or any subsequent agreement between Borrower and Lender).

Any permitted Indebtedness, prepayment or other exception set forth above shall be permitted to be created only so long as no Event of Default has occurred and is continuing under this Agreement at the time of such creation and shall be prohibited after the occurrence and during the continuance of any Event of Default.

         SECTION 7.2 JOINT VENTURES. Borrower will not invest directly or indirectly in any joint venture in which a Person other than an Affiliate of PMC is a joint venturer for any purpose without compliance with the following conditions: (i) if the amount of a single investment is less than or equal to $2,500,000, then Borrower need not notify or obtain the prior consent of Lender;
(ii) if the amount of a single investment is more than $2,500,000 and Lender will receive a first priority lien on all of the assets of the joint venture, then Borrower shall notify Lender of the proposed investment within three (3) Business Days before the effective date of the investment; (iii) if the amount of a single investment is more than $2,500,000 and Lender will not receive a first priority lien on the assets of the joint venture, then Borrower shall obtain the prior written consent of Lender, which consent shall not be unreasonably withheld; and (iv) if Borrower invests more than $5,000,000 in the aggregate in joint ventures during the Term, then in all cases Borrower shall obtain Lender's prior written consent for further investments, which consent shall not be unreasonably withheld.

         SECTION 7.3. LIENS AND ENCUMBRANCES. Borrower will not create, incur, assume or suffer to exist any pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of the Receivables-Related Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

         SECTION 7.4. FUNDAMENTAL CHANGES. Except as set forth in the Business Plan, Borrower will not: (i) enter into any transaction of merger or consolidation where Borrower is not the surviving entity or the surviving entity does not expressly assume the Note and other Loan Documents; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of the Receivables-Related Collateral, whether now owned or hereafter acquired, or any other substantial portion of the assets and a business operation, without prior notice to, and the prior written consent of, Lender, which consent shall not be unreasonably withheld. Moreover, Borrower will not acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person unless (x) Lender is granted a first priority lien on such assets, (y) no Event of Default has occurred and is continuing under this Agreement, and (z) (A) for transactions greater than $1,000,000.00, Lender is provided with prior written notice of such transaction, and (B) for transactions aggregating more than $10,000,000 during the Term, Lender is provided with prior notice of such transaction and gives its prior written consent to such transaction, which consent shall not be unreasonably withheld. Borrower further agrees that in addition to all other remedies available to Lender, Lender shall be entitled to specific enforcement of the covenants in this Section 7.4, including injunctive relief.

         SECTION 7.5 SALE AND LEASEBACK. Borrower will not, directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any part of its assets and within one year thereafter rents or leases the assets so sold or transferred without prior written notice to, and the prior written consent of, Lender, which consent shall not be unreasonably withheld.

         SECTION 7.6. TRANSACTIONS WITH AFFILIATES. Other than as set forth in
SCHEDULE 7.6, Borrower will not enter into any material transaction, including without limitation the purchase, sale, or exchange of property, or the loaning or giving of a material amount of funds to any Affiliate or subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's length transaction with any Person not an Affiliate or subsidiary, and so long as the transaction does not impair the Collateral or Lender's interest in the Collateral. For purposes of the foregoing, Lender consents to the transactions described on SCHEDULE 7.6.

         SECTION 7.7. LOANS. Borrower will not make loans or advances to any Person, other than (i) trade credit extended in the ordinary course of its business, and (ii) advances for business travel and similar temporary advances in the ordinary course of business to officers, stockholders, directors, and employees, (iii) loans or advances to direct or indirect subsidiaries of PhyMatrix, or (iv) without the prior written consent of Lender, which consent shall not be unreasonably withheld, loans or advances (A) which are not otherwise specifically permitted under this Agreement, (B) which have been presented to Lender by Borrower to determine if Lender will fund the loan or advance under this Agreement or the Affiliated Loan Agreements, (C) which Lender determines within ten (10) Business Days of such presentation that it will not fund, and (D) which do not exceed an aggregate of $5,000,000 outstanding at any time. If such a loan or advance is made by Borrower to any such Person, then Borrower shall increase the amount of cash collateral required to be maintained pursuant to the provisions of Section 6.17 by one dollar ($1.00) for each one dollar ($1.00) being loaned or advanced by Borrower.

         SECTION 7.8. CONTINGENT LIABILITIES. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except with respect to (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) liabilities of direct or indirect subsidiaries of PhyMatrix, (iii) those items set forth on SCHEDULE 7.8, or (iv) any liability of a Person not otherwise permitted hereunder in the aggregate that when combined, without duplication, with the new Indebtedness to be permitted under
Section 7.1 , does not exceed the maximum Indebtedness cap set forth in Section 7.1.

         SECTION 7.9. COMPLIANCE WITH ERISA. Borrower will not permit with respect to any Plan covered by Title IV of ERISA any Prohibited Transaction or any Reportable Event.

         SECTION 7.10. USE OF LENDER'S NAME. Borrower will not use Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations. Borrower may disclose to third parties that Borrower has a borrowing relationship with Lender. Nothing contained in this Agreement is intended to permit or authorize Borrower to make any contract on behalf of Lender.

         SECTION 7.11. CONTRACTS AND AGREEMENTS. Borrower will not become or be a party to any contract or agreement which would breach this Agreement, or breach in any material manner any other instrument, agreement, or document to which Borrower is a party or by which it is or may be bound.

         SECTION 7.12. DIVIDENDS AND DISTRIBUTION. PMC will not declare or pay any dividends or other distributions with respect to, purchase, redeem or otherwise acquire for value any of its outstanding stock now or hereafter outstanding, or return any capital of its stockholders, where such payment, purchase, redemption or acquisition would have a Material Adverse Effect, without prior notice to and the prior written consent of Lender, which consent will not be unreasonably withheld; provided, however, that so long as no Event of Default has occurred and is continuing, no such consent shall be required for
(i) any stock dividend, or (ii) any repurchase of PMC's stock by PMC that does not use the proceeds of a Loan to pay the purchase price therefor. After an Event of Default has occurred and while it is continuing, Borrower shall make no such declarations, payments, purchases, redemptions or acquisitions for value.




                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1. EVENTS OF DEFAULT. Each of the following (individually, an "Event of Default" and collectively, the "Events of Default") shall constitute an event of default under this Agreement:

                  (a) A default in the payment of any installment of principal of, or interest upon, the Note when due and payable, whether at maturity or otherwise, or any default in the due observation or performance by Borrower of any term, covenant or agreement contained in Section 2.3 of this Agreement, which default or breach, as applicable, shall have continued unremedied for a period of five (5) days after written notice thereof from Lender to Borrower;

                  (b) A default in the payment of any other charges, fees, or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement when such payment is due and payable, which default shall have continued unremedied for a period of five (5) days after written notice from Lender;

                  (c) A default in the due observance or performance by Borrower of any other term, covenant or agreement contained in any of the Loan Documents, which default shall have continued unremedied for a period of thirty (30) days after written notice from Lender;

                  (d) Any representation or warranty made by Borrower in this Agreement or in any of the other Loan Documents, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered in connection herewith or therewith proves to have been incorrect or misleading in any material respect when made, which default shall have continued unremedied for a period of thirty (30) days after written notice from Lender;

                  (e) Any material obligation of Borrower (other than its Obligations under this Agreement) for the payment of Borrowed Money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable prior to the expressed maturity thereof;

                  (f) Borrower makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by Borrower;

                  (g) Borrower files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property, commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty
(60) days, or any Borrower by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for a Borrower or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;

                  (h) One or more final judgments against Borrower or attachments against its property not fully and unconditionally covered by insurance or indemnity shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days where such judgment may have a Material Adverse Effect;

                  (i) A Reportable Event which might constitute grounds for termination of any Plan covered by Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan or for the entry of a lien or encumbrance to secure any deficiency, has occurred and is continuing thirty (30) days after its occurrence, or any such Plan is terminated, or a trustee is appointed by an appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan, or a lien or encumbrance is entered to secure any deficiency or claim;

                  (j)      A Change of Control has occurred;

                  (k) The Collateral is attached, seized, levied upon or subjected to a writ or distress warrant, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter or a notice of lien, levy or assessment is filed of record with respect to the Collateral by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time or times hereafter to any one of these becomes a lien or encumbrance upon the Collateral and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; PROVIDED, that Borrower shall have the right to contest in good faith and by appropriate proceedings any such lien, levy or assessment if Borrower provides Lender with a bond or indemnity satisfactory to Lender assuring the payment of such lien, levy or assessment;

                  (l) Lender receives substantial credible evidence that Borrower may have been involved in an activity that has a reasonable likelihood of causing the forfeiture of all or any part of the Collateral to any Governmental Authority, where Lender has notified Borrower in writing of the receipt of such evidence, and Borrower has not provided assurance, satisfactory to Lender in its reasonable discretion, that such activity will not result in such forfeiture;

                  (m) Borrower or any Affiliate of Borrower, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or the enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender;

                  (n) Borrower shall be criminally indicted or convicted under any law where the conviction has a reasonable likelihood of causing a forfeiture of any Collateral;

                  (o) There shall occur an event that Lender has determined in its reasonable discretion has a Material Adverse Effect and such event continues unremedied for a period of thirty (30) days after written notice from Lender; or

                  (p) Borrower ceases any material portion of its business operations as currently conducted except as set forth in the Business Plan.

                  (q) An Event of Default shall have occurred under either of the Affiliated Loan Agreements.

         SECTION 8.2. ACCELERATION. Upon the occurrence of any of the foregoing Events of Default, the Note shall become and be immediately due and payable upon declaration to that effect delivered by Lender to Borrower; provided that, upon the happening of any event specified in Section 8.1(g), the Note shall be immediately due and payable without declaration or other notice to Borrower.

         SECTION 8.3.  REMEDIES.

                  (a) In addition to all other rights, options, and remedies granted to Lender under this Agreement or at law or in equity, upon the occurrence of an Event of Default, Lender may (i) terminate the Loan, whereupon all outstanding Obligations shall be immediately due and payable, (ii) exercise all other rights and remedies granted to it under this Agreement and all rights under the Uniform Commercial Code in effect in the applicable jurisdiction(s) and under any other applicable law, and (iii) exercise all rights and remedies under all Loan Documents now or hereafter in effect, including but not limited to the following rights and remedies:

                           (i) The right to take possession of, send notices
regarding, and collect directly the Collateral, with or without judicial process; and

                           (ii) The right to reduce the Maximum Loan Amount or
to use the Collateral and/or funds in the Concentration Account in amounts up to the Maximum Loan Amount for any reason related to the Loan;

                  (b) Borrower agrees that a notice received by it at least thirty (30) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released to the extent permitted by applicable law. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral except to the extent required by applicable law.

         SECTION 8.4. NATURE OF REMEDIES. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy in any order, (i) the liabilities and Obligations of Borrower to Lender or (ii) upon the occurrence of an Event of Default under either of the Affiliated Loan Agreements, the liabilities and obligations of Affiliated Borrowers under the Affiliated Loan Agreements. To the extent permitted by applicable law, all rights and remedies granted Lender under this Agreement and under any agreement referred to in this Agreement, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Loans, and all other existing and future liabilities and obligations of Borrower to Lender, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

         SECTION 8.5. LIMITATION ON REMEDIES. Notwithstanding anything to the contrary elsewhere in this Agreement, Lender shall proceed against the Tangible Collateral only upon an Event of Default identified in Section 8.1 (a), (b),
(f), (g) or (o).


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1.  EXPENSES AND TAXES.

                  (a) Borrower agrees to pay, whether or not the Closing occurs, a reasonable documentation preparation fee, together with actual audit fees and all other out-of-pocket charges and expenses incurred by Lender in connection with the negotiation, preparation, legal review and execution of each of the Loan Documents, including but not limited to UCC and judgment lien searches and UCC filings and fees for post-Closing UCC and judgment lien searches. In addition, Borrower shall pay all such fees associated with any amendments to the Loan Documents following Closing.

                  (b) Borrower also agrees to pay all out-of-pocket charges and expenses incurred by Lender (including the fees and expenses of Lender's counsel) in connection with the enforcement, protection or preservation of any right or claim of Lender and the collection of any amounts due under the Loan Documents. If Lender uses in-house counsel for any of these purposes (i.e., for any task in connection with the enforcement, protection or preservation of any right or claim of Lender and the collection of any amounts due under its Loan Documents), Borrower further agrees that its Obligations under the Loan Documents include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender for the work performed.

                  (c) Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of the security documents therefor. The obligations of Borrower under this clause (c) shall survive the payment of Borrower's indebtedness under this Agreement and the termination of this Agreement.

         SECTION 9.2. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to their subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision of this Agreement shall be made except in writing executed by the party against whom enforcement is sought.

         SECTION 9.3. NO WAIVER; CUMULATIVE RIGHTS. No waiver by any party hereto of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

         SECTION 9.4. NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this
Agreement:

                           If to Lender, at:

                           HCFP Funding, Inc.
                           2 Wisconsin Circle, 4th floor
                           Chevy Chase, Maryland 20815
                           Attention:  Ethan D. Leder, President
                           Telephone:  (301) 961-1640
                           Telecopier:  (301) 664-9860

                           If to Borrower, at:

                           PhyMatrix Corp.
                           110 Cedar Street, 1st floor
                           Wellesley, Massachusetts  02481
                           Attention: Mr. Fred Leathers, Chief Financial Officer
                           Telephone: (781) 416-5100
                           Telecopier: (781) 416-2776




                           With a copy to:

                           Nutter, McClennen & Fish, LLP
                           One International Place
                           Boston, Massachusetts  02110-2699
                           Attention:  Paul R. Eklund, Esquire
                           Telephone: (617) 439-2000
                           Telecopier: (617) 973-9748

If mailed, notice shall be deemed to be given five (5) Business Days after being sent, and if sent by personal delivery, telecopier, or prepaid courier, notice shall be deemed to be given when delivered.

         SECTION 9.5. SEVERABILITY. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrower under this Agreement until the parties shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

         SECTION 9.6. SUCCESSORS AND ASSIGNS. This Agreement, the Note, and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Notwithstanding the foregoing, Borrower may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Lender, which may be withheld in its sole discretion. Lender may sell, assign or transfer any or all of its rights or obligations under this Agreement without notice to or consent of Borrower, so long as the purchaser, assignee or transferee is a financial institution or an entity engaged wholly or substantially in the business of making commercial loans.

         SECTION 9.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

         SECTION 9.8. INTERPRETATION. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

         SECTION 9.9. SURVIVAL OF TERMS. All covenants, agreements, representations and warranties made in this Agreement, any other Loan Document, and in any certificates and other instruments delivered in connection therewith shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Loans contemplated in this Agreement and the execution and delivery to Lender of the Note, and shall continue in full force and effect until all liabilities and obligations of Borrower to Lender are satisfied in full.

         SECTION 9.10. TIME. Whenever Borrower is required to make any payment or perform any act on a day that is not a Business Day, the payment may be made or the act performed on the next Business Day. Time is of the essence in Borrower's performance under this Agreement and all other Loan Documents.

         SECTION 9.11. COMMISSIONS. If any claim for commission, brokerage fee or charge is made on Lender by any broker, finder, or agent or other person, Borrower will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrower's cost and expense, including Lender's counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender's favor, the amount demanded will be deemed a liability of Borrower under this Agreement, secured by the Collateral.

         SECTION 9.12. THIRD PARTIES. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including without limitation Borrower's duties under any account or contract in which Lender has a security interest.

         SECTION 9.13. DISCHARGE OF BORROWER'S OBLIGATIONS. Lender, in its sole discretion, shall have the right at any time, and from time to time, without prior notice to Borrower if Borrower fails to do so, to: (i) obtain insurance covering any of the Collateral as required under this Agreement; (ii) pay for the performance of any of Borrower's obligations under this Agreement; (iii) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items. Expenses and advances shall be added to the Loan, until reimbursed to Lender and shall be secured by the Collateral. Any such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.

         SECTION 9.14. INFORMATION TO PARTICIPANTS. Lender may divulge to any participant it may obtain in the Loan, or any portion of the Loan, all information, and furnish to such participant copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any other Loan Document, subject to Section 9.16.

         SECTION 9.15. CONFIDENTIALITY. Lender will take reasonable efforts to keep all financial information, and all information acquired as a result of any inspection conducted in accordance with Section 6.7 (and any other information provided to Lender under any Loan Document), confidential, provided that Lender may communicate such information (i) in accordance with Borrower's written authorization, to any Person in accordance with the customary practices of financial institutions or entities engaged wholly or substantially in the business of making commercial loans relating to routine trade inquiries, (ii) to any regulatory authority having jurisdiction over Lender to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(iii) to any other Person in connection with Lender's sale of any assignments of the Obligations, provided that the recipient of such Obligations agrees in writing delivered to Borrower to hold such information confidential in accordance with the terms of this Agreement, (iv) to any other Person in connection with the exercise of Lender's rights under this Agreement or any other Loan Document, (v) to any Person to the extent required in any litigation in which Lender is a party; PROVIDED, that to the extent permitted by applicable law, rule or regulation or response to a subpoena, under or other legal process or legislative body or committee or other governmental authority. Notwithstanding the foregoing, information will not be deemed to be confidential to the extent such information (w) was already lawfully in the possession of Lender prior to the Closing Date, (x) is available in the public domain, (y) becomes available in the public domain other than as a result of unauthorized disclosure by Lender, or (z) is acquired from a Person not known by Lender to be in breach of any confidentiality agreement with respect to such information. Notwithstanding anything to the contrary, Borrower hereby consents to Lender's discussions and communications with Borrower's independent public accountants and agrees that such discussion or communication is without liability to either Lender or Borrower's independent certified public accountants.

         SECTION 9.16. INDEMNITY. Borrower hereby agrees to indemnify and hold harmless Lender, its partners, officers, agents and employees (collectively, "Indemnitee") from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys' fees and expenses) arising from Borrower's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Agreement, or from the breach of any of the representations or warranties contained in Article IV. In addition, Borrower shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 9.17 shall survive the payment in full of the Obligations and the termination of this Agreement.


         SECTION 9.17. APPOINTMENT OF AGENT UNDER THIS AGREEMENT.

                  (a) Each of the entities comprising Borrower (other than PhyMatrix) hereby irrevocably appoints and constitutes PhyMatrix as its agent to request and receive Revolving Credit Loans (and to otherwise act on behalf of each such entity pursuant to this Agreement and the other Loan Documents) from Lender in the name or on behalf of each such entity. Lender may disburse the Revolving Credit Loans to the bank account of any one or more of such entities without notice to any of the other entities comprising Borrower or any other Person at any time obligated on or in respect of the Obligations.

                  (b) Each of the entities comprising Borrower (other than PhyMatrix) hereby irrevocably appoints and constitutes PhyMatrix as its agent to receive statements of account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

                  (c) No purported termination of the appointment of PhyMatrix as agent shall be effective without the prior written consent of Lender.

         SECTION 9.18. FURTHER ASSURANCES. The parties agree as follows:

                  (a) The Maximum Loan Amount on this Agreement shall be reduced from time to time at Borrower's request, subject to Lender's reasonable credit judgment and discretion, as Borrower disposes of physician practices and other businesses in accordance with the Business Plan.

                  (b) The Maximum Loan Amounts on the Affiliated Loan Agreements shall be adjusted as the business needs of PMC change, subject to the exercise of Lender's reasonable credit judgment and discretion.

                  (c) Borrower will obtain from any physician practices still owned or managed by PMC on June 12, 1999, such financing statements, letter agreements and other documents deemed by Lender in its reasonable discretion to be necessary or desirable in protecting Lender's lien on the Collateral or in effectuating the purposes of this Agreement.

         SECTION 9.19. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTE IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF MARYLAND OR IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF MARYLAND, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING

OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS DESCRIBED IN SECTION 9.4.

         SECTION 9.20. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY (A) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH PARTY AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF EACH PARTY'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.




[SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                              LENDER:

                              HCFP FUNDING, INC.
                              a Delaware corporation


                              By:  /s/ Jeffrey P. Hoffman
                                   ----------------------
                                   Name: Jeffrey P. Hoffman
                                   Title: Vice President

                              BORROWER:

                              PHYMATRIX CORP.
                              a Delaware corporation


                              By: /s/ Frederick R. Leathers
                                  -------------------------
                                      Frederick R. Leathers
                                      Chief Financial Officer


                              PHYMATRIX DIAGNOSTIC IMAGING, INC.
                              a Delaware corporation


                              By: /s/ Frederick R. Leathers
                                  -------------------------
                                      Frederick R. Leathers
                                      Chief Financial Officer



                              PHYMATRIX MANAGEMENT COMPANY,
                              INC.
                              a Delaware corporation

                              By: /s/ Frederick R. Leathers
                                  -------------------------
                                      Frederick R. Leathers
                                      Chief Financial Officer